Contact:  Paul Coghlan                            5:00 EDT
          Vice President, Finance                 Tuesday, January 13, 2004
          (408) 432-1900                          US1


LINEAR TECHNOLOGY REPORTS INCREASED SALES AND PROFITS OVER THE PRIOR QUARTER AND ANNOUNCES AN INCREASE IN ITS QUARTERLY DIVIDEND FROM $0.06 TO $0.08 PER SHARE


         Milpitas, California, January 13, 2004, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that net sales for its second quarter ended December 28, 2003, were $186,021,000, an increase of 28% over net sales of $145,045,000 for the second quarter of the previous year. The Company also reported net income for the quarter of $74,335,000 or $0.23 diluted earnings per share, an increase of 32% from $56,163,000 or $0.18 diluted earnings per share reported for the second quarter of last year. During the quarter, the Company generated approximately $20 million in cash and short-term investments, net of spending approximately $82 million to purchase 2,000,000 shares of its common stock.
         The Company increased its quarterly dividend from $0.06 to $0.08 per share. The payment will be made on February 11, 2004 to stockholders of record on January 23, 2004.

         According to Robert H. Swanson, Chairman of the Board and CEO, "This was a strong quarter for us. We exceeded our estimates by growing sales and profits 7% sequentially over the September quarter. Demand for our products was particularly strong and increased in each end-market, led by industrial and communications. This broad cross section of strength, which crosses all end-markets and all major geographies, and is widely disbursed over many customers, is very encouraging. We continue to be both strongly profitable, as demonstrated by our 40% return on sales, and strongly cash flow positive from operations, as evidenced by the increase in cash. Looking forward we envision continued strength in our marketplace. Should these current trends continue, we expect to grow both sales and profits in the high single digit range sequentially in the March quarter."

         Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that are dependent on certain risks and uncertainties including such factors, among others, as new orders received and shipped during the quarter, timely ramp-up of new facilities, and the timely introduction of new processes and products.

         Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, January 14, 2004 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (913) 981-5522 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available January 14 through January 21, 2004. You may access this post view by calling (719) 457-0820 and entering reservation #793661. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of January 14, 2004 until the second quarter earnings release next year.

         Linear Technology Corporation was founded in 1981 as a manufacturer of high performance linear integrated circuits. Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions. Applications for Linear Technology's high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.

         For  further  information  contact  Paul  Coghlan at Linear  Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.

                          LINEAR TECHNOLOGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                Three Months Ended                   Six Months Ended
                                            --------------------------          --------------------------
                                          December 28,      December 29,      December 28,      December 29,
                                              2003              2002              2003              2002
                                            --------          --------          --------          --------
Net sales                                   $186,021          $145,045          $360,098          $287,056

Cost of sales                                 43,777            38,653            85,186            75,221
                                            --------          --------          --------          --------
    Gross profit                             142,244           106,392           274,912           211,835
                                            --------          --------          --------          --------

Expenses:

    Research & development                    24,992            21,331            49,327            44,405

    Selling, general and administrative       19,240            16,482            36,811            33,429
                                            --------          --------          --------          --------

                                              44,232            37,813            86,138            77,834
                                            --------          --------          --------          --------

    Operating income                          98,012            68,579           188,774           134,001

    Interest income, net                       6,684            10,524            13,769            20,879
                                            --------          --------          --------          --------

Income before income taxes                   104,696            79,103           202,543           154,880

Provision for income taxes                    30,361            22,940            58,737            44,915
                                            --------          --------          --------          --------

Net income                                  $ 74,335          $ 56,163          $143,806          $109,965
                                            ========          ========          ========          ========

Basic earnings per share                    $   0.24          $   0.18          $   0.46          $   0.35
                                            ========          ========          ========          ========

Shares used in the
     calculation of basic
     earnings per share                      313,369           312,581           313,389           313,386
                                            ========          ========          ========          ========

Diluted earnings per share                  $   0.23          $   0.18          $   0.44          $   0.34
                                            ========          ========          ========          ========

Shares used in the
     calculation of diluted
     earnings per share                      323,440           320,556           323,167           321,405
                                            ========          ========          ========          ========

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                     December 28,      June 29,
                                                        2003             2003
                                                     (unaudited)      (audited)
                                                     ----------       ----------

ASSETS

Current assets:
     Cash, cash equivalents and
        short-term investments                       $1,686,773       $1,593,567

     Accounts receivable, net of
        allowance for doubtful

        accounts of $1,762 ($1,762
        at June 29, 2003)                                89,491           80,094

     Inventories                                         33,067           32,094

     Deferred tax assets and other
        current assets                                   71,678           70,245
                                                     ----------       ----------

     Total current assets                             1,881,009        1,776,000
                                                     ----------       ----------

Property, plant & equipment, net                        206,008          223,444
Other non current assets                                 55,481           57,435
                                                     ----------       ----------

Total assets                                         $2,142,498       $2,056,879
                                                     ==========       ==========


LIABILITIES & STOCKHOLDERS ' EQUITY

Current liabilities:
   Accounts payable                                  $    7,875       $    7,480

   Accrued income taxes, payroll &
      other accrued liabilities                         124,924          109,871

   Deferred income on shipments
      to distributors                                    43,842           44,678
                                                     ----------       ----------

        Total current liabilities                       176,641          162,029
                                                     ----------       ----------

Deferred tax and other long-term
   liabilities                                           75,950           79,921

Stockholders' equity:

   Common stock                                         791,864          740,397
   Retained earnings                                  1,095,091        1,067,582
   Accumulated other comprehensive
      income                                              2,952            6,950
                                                     ----------       ----------
        Total stockholders' equity                    1,889,907        1,814,929
                                                     ----------       ----------
                                                     $2,142,498       $2,056,879
                                                     ==========       ==========